UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2022, the Board of Directors (the “Board”) of Daseke, Inc. (the “Company”) appointed Bruce Blaise to the Board, effective as of August 5, 2022. Also effective August 5, 2022, the Board appointed Mr. Blaise to the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”) and the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Blaise has 38 years of experience in the transportation industry. Mr. Blaise most recently served as President of the Kenan Advantage Group (“KAG”) from September 2011, and as Chief Executive Officer from January 2018, until his retirement in May 2021, and he continues to serve KAG as a special advisor. Prior to his retirement, he served as Executive Vice President of KAG’s Fuels Delivery Group and Vice President of Sales and Marketing. Prior to joining KAG in 2001, he served in various management roles with Miller Transporters from 1983 to 2001. Mr. Blaise earned a Bachelor of Business Administration degree from Mississippi State University. He previously served on the board of directors of the National Freight Transportation Association (NFTA) and is a past member of various industry related associations including the Society of Independent Gasoline Marketers of America (SIGMA), National Tank Truck Carriers Association (NTTC) and the Ohio Trucking Association (OTA).

Mr. Blaise will receive compensation for service on the Board and its committees in a manner consistent with the Company’s non-employee director compensation policies and programs in effect from time to time. Currently, the Company’s non-employee directors receive an annual cash retainer of $75,000, the members of the Corporate Governance and Nominating Committee receive an annual cash retainer of $7,500, and the members of the Compensation Committee receive an annual cash retainer of $7,500, which are, in each case, paid in equal installments quarterly. In addition, in connection with his appointment, Mr. Blaise received an award of 4,565 restricted stock units, which will vest on January 1, 2023, if he remains a director as of December 31, 2022. Also, in connection with his appointment to the Board, Mr. Blaise entered into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors.

There are no current or proposed transactions in which Mr. Blaise has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Blaise and any other person pursuant to which he was appointed as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date:	August 9, 2022	By:	/s/ Soumit Roy
Soumit Roy, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary